As filed with the Securities and Exchange Commission on November 27, 2015

Registration No. 333-208004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Protalix BioTherapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Florida	65-0643773
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2 Snunit Street

Science Park
P.O. Box 455
Carmiel, Israel 20100

+972-4-988-9488

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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CT Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 894-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James R. Tanenbaum, Esq.
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104
(212) 468-8000

________________

Approximate date of commencement of proposed sale to the public:

From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Common stock, par value $0.001 per share (4)
Preferred stock, par value $0.001 per share (4)
Debt Securities (4)
Warrants to purchase common stock (4)
TOTAL		(5)		$100,000,000	$10,070

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, debt securities and/or warrants of the Registrant as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants that provide for such conversion or exchange. The amount of each class of securities being registered under this registration statement is not specified pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered for sale by the Registrant hereunder may be sold separately, together or as units with other securities registered hereunder.
(3)	Previously paid.
(4)	Pursuant to Rule 416 under the Securities Act, an indeterminate number of additional securities are registered hereunder that may be issued to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment. In addition, an indeterminate number of shares of common stock are registered hereunder that may be issued upon conversion of or exchange for any convertible preferred stock or debt securities, or upon exercise of any warrant.
(5)	In no event will the aggregate initial offering price of all securities issued from time to time by the Registrant pursuant to this registration statement exceed $100,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies, excluding accrued interest, if any, on any debt securities issued under the registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement filed with the securities and exchange commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 27, 2015

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Debt Securities

Warrants

We may from time to time offer, in one or more series, separately or together, the following:

•	our common stock;
•	our preferred stock in one or more series;
•	debt securities in one or more series; and
•	warrants to purchase our common stock.

The aggregate public offering price of the securities that we may offer through this prospectus will be up to $100,000,000.

We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Please read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

We may, from time to time, offer and sell these securities directly or through one or more underwriters, agents or dealers, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on or off the NYSE MKT at prevailing market prices or at privately negotiated prices, on a continuous or delayed basis.

Our common stock is listed on the NYSE MKT under the symbol “PLX” and on the Tel Aviv Stock Exchange under the symbol “PLX.” On November 25, 2015, the last reported sale price of our common stock was $1.09 per share on the NYSE MKT and NIS 4.11 per share on the Tel Aviv Stock Exchange.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 4.

None of the Securities and Exchange Commission, the Israeli Securities Authority or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015

No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement, and if given or made, such information or representations must not be relied upon as having been authorized by us or any underwriter, agent or dealer. We or an authorized underwriter, agent or dealer may also furnish you with a free writing prospectus relating to the applicable securities. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements set forth and incorporated by reference in this prospectus, which are not historical, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements regarding the expectations, beliefs, intentions or strategies for the future. When used in this prospectus, or in any document incorporated by reference in this prospectus, the terms “anticipate,” “believe,” “estimate,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and words or phrases of similar import, as they relate to our company or our subsidiaries or our management, are intended to identify forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance, and we undertake no obligation to update or revise, nor do we have a policy of updating or revising, any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Examples of the risks and uncertainties include, but are not limited to, the following:

•	risks relating to the compliance by Fundação Oswaldo Cruz, or Fiocruz, an arm of the Brazilian Ministry of Health, with its purchase obligations under our supply and technology transfer agreement which may result in the termination of such agreement which may have a material adverse effect on our company;

•	risks related to the commercialization efforts for taliglucerase alfa in Brazil;

•	risks related to our supply of drug product to Pfizer Inc., or Pfizer, pursuant to our amended and restated exclusive license and supply agreement with Pfizer;

•	risks related to our supply of drug product to Fiocruz pursuant to our supply arrangement with Fiocruz;

•	the risk that we will not be able to develop a successful sales and marketing organization for taliglucerase alfa in Brazil, or for any other product candidate, in a timely manner, if at all;

•	failure or delay in the commencement or completion of our preclinical studies and clinical trials which may be caused by several factors, including: unforeseen safety issues; determination of dosing issues; lack of effectiveness during clinical trials; slower than expected rates of patient recruitment; inability to monitor patients adequately during or after treatment; inability or unwillingness of medical investigators and institutional review boards to follow our clinical protocols; or lack of sufficient funding to finance our clinical trials;

•	the risk that the results of our clinical trials will not support the applicable claims of safety or efficacy, that our product candidates will not have the desired effects or include undesirable side effects or other unexpected characteristics;

•	our dependence on performance by third party providers of services and supplies, including without limitation, clinical trial services;

•	risks relating to our ability to make scheduled payments of the principal of, to pay interest on or to refinance our 2018 convertible notes, or any other indebtedness;

•	risks relating to our ability to finance our research programs;

•	delays in our preparation and filing of applications for regulatory approval of our other product candidates in the United States, the European Union and elsewhere;

•	our expectations with respect to the potential commercial value of our product and product candidates;

•	the risk that products that are competitive to our product candidates may be granted orphan drug status in certain territories and, therefore, will be subject to potential marketing and commercialization restrictions;

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•	the impact of development of competing therapies and/or technologies by other companies;

•	any lack of progress of our research and development activities and our clinical activities with respect to any product candidate;

•	the inherent risks and uncertainties in developing the types of drug platforms and products we are developing;

•	potential product liability risks, and risks of securing adequate levels of product liability and clinical trial insurance coverage;

•	the possibility of infringing a third party’s patents or other intellectual property rights;

•	the uncertainty of obtaining patents covering our products and processes and in successfully enforcing our intellectual property rights against third parties;

•	risks relating to changes in healthcare laws, rules and regulations in the United States or elsewhere; and

•	the possible disruption of our operations due to terrorist activities and armed conflict, including as a result of the disruption of the operations of regulatory authorities, our subsidiaries, our manufacturing facilities and our customers, suppliers, distributors, collaborative partners, licensees and clinical trial sites.

Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced or late-stage clinical trials, even after obtaining promising earlier trial results or preliminary findings for such clinical trials. Even if favorable testing data is generated from clinical trials of a drug product, the U.S. Food and Drug Administration, or the FDA, or foreign regulatory authorities may not accept or approve a marketing application filed by a pharmaceutical or biotechnology company for the drug product.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These and other risks and uncertainties are detailed under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, and are described from time to time in the reports we file with the U.S. Securities and Exchange Commission, or the SEC.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell shares of common stock and preferred stock, debt securities and/or warrants in one or more offerings, up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer under this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding our company, our securities and our financial statements and the notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

You should read both this prospectus and the applicable prospectus supplement together with additional information from the sources described under the caption “Where You Can Find More Information” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date subsequent to their respective dates.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References in this prospectus to “our company,” “we,” “our,” and “us” refer to Protalix BioTherapeutics, Inc.

OUR BUSINESS

We are a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins based on our proprietary ProCellEx® protein expression system, or ProCellEx. Using our ProCellEx system, we are developing a pipeline of proprietary, clinically superior versions of recombinant therapeutic proteins that primarily target large, established pharmaceutical markets and that in most cases rely upon known biological mechanisms of action. Our initial commercial focus has been on complex therapeutic proteins, including proteins for the treatment of genetic disorders, such as Gaucher disease and Fabry disease. With our experience, and having successfully developed ElelysoTM, our first drug product, we believe ProCellEx will enable us to develop additional proprietary recombinant proteins that are therapeutically superior to existing recombinant proteins currently marketed for the same indications. We are now also applying the unique properties of our ProCellEx system for the oral delivery of therapeutic proteins.

On May 1, 2012, the U.S. Food and Drug Administration, or the FDA, approved for sale our first commercial product, taliglucerase alfa for injection, an enzyme replacement therapy, or ERT, for the long-term treatment of adult patients with a confirmed diagnosis of type 1 Gaucher disease. Subsequently, taliglucerase alfa was approved for marketing by the regulatory authorities of other countries. Taliglucerase alfa is being marketed under the name UplysoTM in Brazil and certain other Latin American countries, and as Elelyso in the rest of the territories.

Since its approval by the FDA, taliglucerase alfa has been marketed mainly in the United States by Pfizer Inc., or Pfizer, our commercialization partner, as provided in the exclusive license and supply agreement by and between Protalix Ltd., our wholly-owned subsidiary, and Pfizer, which we refer to as the Pfizer Agreement. In October 2015, we entered into an Amended and Restated Exclusive License and Supply Agreement, or the Amended Pfizer Agreement, which amends and restates the Pfizer Agreement in its entirety. Pursuant to the Amended Pfizer Agreement, we sold to Pfizer our share in the collaboration created under the initial Pfizer Agreement for the commercialization of Elelyso in exchange for a cash payment equal to $36.0 million. As part of the sale, we agreed to transfer our rights to Elelyso in Israel to Pfizer, while gaining full rights to Elelyso in Brazil. Under the Amended Pfizer Agreement, we will continue to manufacture drug substance for Pfizer, subject to certain terms and conditions. In addition, we issued to Pfizer a promissory note for approximately $4.2 million, representing our share of accumulated losses as of the date of the Amended Pfizer Agreement. The note is to be paid in October 2020, subject to certain terms and conditions. Under the initial Pfizer Agreement, Pfizer shared revenues and expenses for the development and commercialization of Elelyso with us on a 60%/40% basis globally, excluding Israel and Brazil. Under the Amended Pfizer Agreement, Pfizer is responsible for 100% of expenses, and entitled to all of the revenues, globally for Elelyso, excluding Brazil, where we are responsible for all expenses and retains all revenues. The Amended Pfizer Agreement eliminates Pfizer’s entitlement to annual payments of up to $12.5 million in relation to commercialization of Elelyso in Brazil.

For the first 10-year period after the execution of the Amended Pfizer Agreement, we have agreed to sell drug substance to Pfizer for the production of Elelyso, and Pfizer maintains the right to extend the supply period for up to two additional 30-month periods subject to certain terms and conditions. The Amended Pfizer Agreement also includes provisions regarding cooperation for regulatory matters, supply of the drug substance to Pfizer, including provisions addressing failure to supply, and patent enforcement, and contains customary provisions regarding termination, indemnification and insurance requirements.

On October 12, 2015, we also entered into a Stock Purchase Agreement with Pfizer, pursuant to which we issued 5,649,079 shares of our common stock for an aggregate purchase price equal to $10.0 million subject to certain other terms set forth in the Stock Purchase Agreement. As part of the Stock Purchase Agreement, Pfizer has agreed to a 180-day lock-up with respect to the purchased shares of common stock and our directors and executive officers have entered into 90-day lock up agreements.

On June 18, 2013, we entered into a Supply and Technology Transfer Agreement, or the Brazil Agreement, with Fundação Oswaldo Cruz, or Fiocruz, an arm of the Brazilian Ministry of Health for taliglucerase alfa. The agreement became effective in January 2014. The technology transfer is designed to be completed in four stages and is intended to transfer to Fiocruz the capacity and skills required for the Brazilian government to construct its own manufacturing facility, at its sole expense, and to produce a sustainable, high-quality, and cost-effective supply of taliglucerase alfa. We are not required to complete the final stage of the technology transfer until Fiocruz purchases at least approximately $280 million worth of taliglucerase alfa.

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Fiocruz’s purchases of Uplyso to date have been significantly below certain agreed upon purchase milestones and, accordingly, we have the right to terminate the Brazil Agreement. Notwithstanding the low purchase amounts, we are, at this time, continuing to supply Uplyso to Fiocruz under the Brazil Agreement, and patients continue to be treated with Uplyso in Brazil. Approximately 10% of adult Gaucher patients in Brazil are currently treated with Uplyso. We are discussing with Fiocruz potential actions that Fiocruz may take to comply with its purchase obligations and, based on such discussions, we will determine what we believe to be the course of action that is in the best interest of our company.

We will pay a fee equal to 5% of the net proceeds generated in Brazil to an agent for services provided in assisting us complete the Brazil Agreement pursuant to an agreement between us and the agent. The agreement will remain in effect with respect to the Brazil Agreement until the termination thereof.

In addition to taliglucerase alfa, we are developing an innovative product pipeline using our ProCellEx protein expression system. Our product pipeline currently includes, among other candidates:

(1) PRX-102, or alpha-GAL-A, a therapeutic protein candidate for the treatment of Fabry disease, a rare, genetic lysosomal disorder in humans, currently in an ongoing phase I/II clinical trial. We expect to report final efficacy and safety results for the 0.2mg, 1 mg and 2mg/kg dose groups of the trial during the fourth quarter of 2015.

(2) PRX-106, our oral antiTNF product candidate which is being developed as an orally-delivered anti inflammatory treatment using plant cells as a natural capsule for the expressed protein. We concluded the phase I clinical trial, which demonstrated that the drug was safe and well tolerated, showing biological activity in the gut and inducement of regulatory T cells. We expect to initiate a proof of concept efficacy study by early 2016.

(3) PRX-110, a proprietary plant cell recombinant human Deoxyribonuclease 1, or DNase, under development for the treatment of cystic fibrosis, to be administered by inhalation. We expect to initiate a phase I clinical trial in healthy volunteers during the fourth quarter followed by proof of concept efficacy study in patients during the first half of 2016.

(4) PRX-112, an orally administered glucocerebrosidase enzyme for the treatment of Gaucher patients utilizing oral delivery of the recombinant GCD enzyme produced and encapsulated within carrot cells. PRX-112 has been the subject of successful proof of concept clinical trials, and we intend to focus our efforts on a new formulation of the treatment during 2015 before proceeding to more advanced clinical trials.

Except for the rights to commercialize taliglucerase alfa worldwide (other than Brazil), which we licensed to Pfizer, we hold the worldwide commercialization rights to all of our proprietary development candidates. In addition, we continuously evaluate potential strategic marketing partnerships as well as collaboration programs with biotechnology and pharmaceutical companies and academic research institutes.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks sets forth under the caption “Risk Factors” in the applicable prospectus supplement and under the captions “Risk Factors” in any of our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014 before making an investment decision. For additional information, please see the sources described under the caption “Where You Can Find More Information.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds of the securities we offer hereby. Unless the applicable prospectus supplement states otherwise, the net proceeds from the securities we sell will be added to our general corporate funds and may be used for research and development expenses, clinical trials, establishing an internal sales force for selected territories, acquisitions of new technologies or businesses, and general corporate and administrative purposes. Until the net proceeds have been used, they will be invested primarily in short-term bank deposits or marketable securities. If we elect at the time of the issuance of the securities to make different or more specific uses of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated (in thousands):

	Year Ended December 31,					Nine Months Ended September 30,
	2010	2011	2012	2013	2014	2015
Deficiency of Earnings Available to Cover Fixed Charges	$(28,998)	$(36,529)	$(11,618)	$(27,790)	$(29,943)	$(14,863)

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES WE MAY OFFER

Types of Securities

The securities we may offer from time to time by this prospectus are:

•	common stock;
•	preferred stock, which we may issue in one or more series;
•	debt securities, which we may issue in one or more series; and
•	warrants entitling the holders to purchase common stock.

We will describe in a prospectus supplement, which we will deliver with this prospectus at the time of sale, the terms of the particular securities that we may offer in the future.

The aggregate initial offering price of all securities sold will not exceed $100,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include the following information:

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•	the type and amount of securities which we propose to sell;
•	the initial public offering price of the securities;
•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
•	the compensation, if any, of those underwriters, agents or dealers;
•	if applicable, information about any securities exchange or automated quotation system on which the securities will be listed or traded;
•	material U.S. federal income tax considerations applicable to the securities;
•	any material risk factors associated with the securities;
•	maturity, if any;
•	original issue discount, if any;
•	rates and times of payment of interest, dividends or other payments, if any;
•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;
•	ranking, if applicable;
•	voting or other rights, if any;
•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement; and
•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

DESCRIPTION OF EQUITY SECURITIES

We are a Florida corporation. The rights of our stockholders are governed by the Florida Business Corporation Act, or the FBCA, our amended and restated articles of incorporation and our amended and restated bylaws. The following summary of the material terms, rights and preferences of our capital stock is not complete. You should read our amended and restated articles of incorporation, which we refer to as our charter, and our bylaws, for more complete information before you purchase any of our securities. You should read these documents, copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information,” in order to more fully understand the terms of our common stock.

Common Stock

General. Our charter provides that we may issue up to 150,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share, all of which preferred stock are undesignated. As of November 1, 2015, 99,800,397 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.

In the event of our liquidation, dissolution or winding up, after payment of all of our debts and liabilities, the holders of our common stock are entitled to share ratably in all remaining assets available for distribution after the payment of debts and liabilities and after provision has been made for each class of stock, if any, having preferences over our common stock. Holders of our common stock, as such, have no preemptive or other rights and there are no redemption provisions applicable to our common stock. All of our outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. In accordance with the rules of the Tel Aviv Stock Exchange, we are allowed to issue securities with preferential rights relating to dividends, but such securities may not have voting rights.

Dividend Policy. We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, covenants in our debt instruments (if any), and such other factors as our board of directors deems relevant.

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Transfer Agent and Registrar. The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

Preferred Stock

Our restated articles of incorporation, as amended, authorizes the issuance of up to 100,000,000 shares of preferred stock with such voting rights, rights of redemption and other relative rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. The preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. We currently have no plan to issue any shares of preferred stock.

Terms. You should refer to the prospectus supplement relating to the offering of any preferred stock for specific terms of the shares, including the following terms:

•	title and stated or liquidation value;
•	number of shares offered and initial offering price;
•	voting rights and other protective provisions;
•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;
•	date from which dividends will accumulate, if applicable;
•	terms and amount of a sinking fund, if any, for purchase or redemption;
•	redemption rights, including conditions and the redemption price(s), if applicable;
•	listing on any national securities exchange;
•	terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation and anti-dilution provisions, if applicable;
•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;
•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;
•	any other specific terms, preferences, rights, limitations or restrictions; and
•	a discussion of applicable material U.S. federal income tax consequences.

The terms of any preferred stock we issue under this prospectus will be set forth in a certificate of designation. We will file a form of the certificate of designation as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.

Ranking. Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered shares of preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered shares of preferred stock; and

•	junior to all of our equity securities ranking senior to the offered shares of preferred stock.

The term “equity securities” does not include convertible debt securities.

Dividends. Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders may be entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

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Redemption. If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that prospectus supplement may be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock may be entitled to receive, after distributions to holders of any series or class of our capital stock ranking senior, an amount equal to the stated or liquidation value of the shares of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock may share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Voting Rights. Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include:

•	the number of shares of common stock or other securities into which the preferred stock is convertible;
•	the conversion price (or manner of calculation);
•	the conversion period;
•	provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;
•	the events, if any, requiring an adjustment of the conversion price; and
•	provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar. We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

Warrants

We may issue warrants for the purchase of common stock. If we offer warrants, we will describe the terms of the warrants in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us or the holder or beneficial owner, or we may issue warrants under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the warrant terms that could be described in a prospectus supplement:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, number and terms of the shares of common stock that may be purchased upon exercise of the warrants;
•	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;
•	the purchase price for each security purchasable on exercise of the warrants;
•	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;
•	the minimum or maximum number of shares of common stock that may be purchased at any one time upon exercise of the warrants;
•	any anti-dilution provisions or other adjustments to the exercise price of the warrants;
•	the terms of any right that we may have to redeem the warrants;
•	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement, if any;
•	information with respect to book-entry procedures, if any;

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•	a discussion of material U.S. federal income tax considerations; and
•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Unless otherwise provided in the applicable prospectus supplement, the warrants and the warrant agreements will be governed by the laws of the State of New York.

Options

As of November 1, 2015, options to purchase 7,369,278 shares of our common stock at a weighted average exercise price equal to approximately $4.19 per share were outstanding.

Convertible Notes

As of November 1, 2015, there are outstanding our 4.50% convertible notes due 2018 with an aggregate principal amount of $69.0 million. The notes accrue interest at a rate of 4.50% per year, payable semiannually in arrears on March 15 and September 15 of each year. The convertible notes mature on September 15, 2018. Holders of the convertible notes may convert their notes into shares of our common stock at any time prior to the close of business on the business day immediately preceding September 15, 2018. The initial conversion rate for the Notes is 173.6593 shares of our common stock for each $1,000 principal amount of convertible notes. The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Prior to September 19, 2016, we may not redeem any convertible notes, and no sinking fund is provided for the convertible notes. On or after September 19, 2016, we may redeem for cash all or part of the convertible notes under certain conditions.

Florida Anti-Takeover Law Governance and Certain Charter Provisions

We have elected not to be subject to the provisions of Sections 607.0901 and 607.0902 of the FBCA. Section 607.0902 of the FBCA prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation’s voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition is approved by the corporation’s Board of Directors. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; and (iii) more than a majority of all voting power.

Sections 607.0901 of the FBCA contains an “affiliated transaction” provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” unless, among others: (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder; (ii) the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years; or (iii) the transaction is approved by the holders of two-thirds of the corporation’s voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation’s outstanding voting shares.

NYSE MKT and Tel Aviv Stock Exchange

Our common stock is listed on both the NYSE MKT and the Tel Aviv Stock Exchange under the symbol “PLX.”

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We will file forms of these documents as exhibits to an amendment to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement:

•	title;
•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	maturity date;
•	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;
•	terms of the subordination of any series of subordinated debt;
•	place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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•	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•	provisions for a sinking fund, purchase or other analogous fund, if any;
•	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;
o	issue additional securities;
o	create liens;
o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
o	redeem capital stock;
o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
o	make investments or other restricted payments;
o	sell or otherwise dispose of assets;
o	enter into sale-leaseback transactions;
o	engage in transactions with shareholders or affiliates;
o	issue or sell stock of our subsidiaries; or
o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	procedures for any auction or remarketing, if any;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
•	denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms to be filed as exhibits to an amendment to the registration statement of which this prospectus is a part will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate. In addition, the terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

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If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures to be filed as exhibits to an amendment to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures and our failure continues for 90 days after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the indenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the indenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and
•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indenture

We and the indenture trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

•	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;
•	to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts hereunder;
•	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the trust indenture act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;
•	to modify, eliminate or add to any of the provisions of the indenture;
•	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;
•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;
•	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not materially affect the interest of any other holder of debt securities;
•	to secure any series of security; and
•	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, we and the trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

•	extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the extent of the holder so affected;
•	reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities; or
•	modify any of the above provisions.

Discharge

Each indenture to be filed as an exhibit to an amendment to the registration statement will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;

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•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the indenture trustee;
•	compensate and indemnify the indenture trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, at the market offerings, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

• at a fixed price or prices, which may be changed;

• at market prices prevailing at the time of sale;

• at prices related to such prevailing market prices; or

• at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and the underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

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Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker-dealer participating in a distribution of securities exceed 8% of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC’s website at http://www.sec.gov. You may also read, without charge, and copy the documents we file, at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, since we are also listed on the Tel Aviv Stock Exchange, we submit copies of all our filings with the SEC to the Israeli Securities Authority and the Tel Aviv Stock Exchange. Such copies can be retrieved electronically through the Tel Aviv Stock Exchange’s internet messaging system (www.maya.tase.co.il) and through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isa.gov.il).

We maintain an Internet site at www.protalix.com. Webcasts of presentations we make at certain conferences may also be available on our website from time to time. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015; June 30, 2015; and September 30, 2015;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2015 (but not including Item 2.02 furnished therewith); January 8, 2015; February 2, 2015; February 12, 2015; March 12, 2015 (but not including Item 2.02 furnished therewith); May 7, 2015 (but not including Item 2.02 furnished therewith); August 10, 2015 (but not including Item 2.02 furnished therewith); September 9, 2015; October 13, 2015 (but not including Item 2.02 furnished therewith); October 19, 2015; November 9, 2015 (but not including Item 2.02 furnished therewith); and November 16, 2015;

•	our definitive Proxy Statement for our Annual Meeting of Shareholders held on November 8, 2015; and

•	the description of our common stock included in our registration statement on Form 8-A12B (File No. 001-33357) filed with the SEC on March 9, 2007, including any amendment or reports filed for the purpose of updating such description.

Copies of these filings are available at no cost on our website, www.protalix.com. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement at no cost. Please direct your request to:

Yossi Maimon
2 Snunit Street, Science Park
P.O. Box 455
Carmiel, Israel 20100
+972-4-988-9488

You should rely only on the information in this prospectus, any prospectus supplement, any applicable free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

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LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Morrison & Foerster LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Kesselman & Kesselman, certified public accountants in Israel, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the offering of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$10,070
Transfer agent fees and expenses	*
Legal fees and expenses	*
Printing fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

General Corporation Law

We indemnify our directors and officers to the maximum extent permitted by Florida law for the costs and liabilities of acting or failing to act in an official capacity. In addition, we have entered into indemnification agreements with each of our executive officers and directors to provide them with the maximum indemnification allowed under our amended and restated bylaws and applicable Florida law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being our director, officer or employee, to the extent indemnification is permitted by the laws of Florida. We believe that the indemnification agreements will enhance our ability to continue to attract and retain qualified individuals to serve as directors and officers.

In addition, we have entered into indemnification agreements with each of our executive officers and directors, to provide them with the maximum indemnification allowed under our bylaws and applicable Florida law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being our director, officer or employee, to the extent indemnification is permitted by the laws of Florida. We believe that the indemnification agreements will enhance our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The articles of association of Protalix Ltd., our wholly-owned subsidiary, allow it to exculpate, indemnify, and insure its office holders to the fullest extent permitted by Israeli law, as described below. Accordingly, Protalix Ltd. has entered into indemnification agreements with each of its officers and directors undertaking to indemnify them to the fullest extent permitted by Israeli law. As required by law, the indemnification is limited to events determined as foreseeable by the board of directors of Protalix Ltd. based on the activities of Protalix Ltd. upon its adoption, and to an amount determined by the board of directors as reasonable under the circumstances.

We purchase and maintain a directors and officers liability insurance policy which covers the liability of our directors and officers on a "claims made" basis for their ongoing activity since December 28, 2006, with a limit of $20,000,000 for any one occurrence and in the aggregate for the annual period with the addition of 20% of the above limit for legal defense costs (in Israel).

Furthermore, we purchase and maintain a Side A Excess and Difference In Conditions insurance which covers the non indemnifiable liability of our directors and officers on a "claims made" basis for their ongoing activity since December 28, 2006, with a limit of $5,000,000 for any one occurrence and in the aggregate for the annual period with the addition of 20% of the above limit for legal defense costs (in Israel).

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As of the date of hereof, no claims for directors’ and officers’ liability insurance have been filed under those policies and neither us nor Protalix Ltd. is aware of any pending or threatened litigation or proceeding involving any of our directors or officers, or those of Protalix Ltd., in which indemnification is sought.

We have undertaken to fulfill and honor in all respects the obligations of Protalix Ltd. pursuant to any indemnification agreements between Protalix Ltd. and its directors in effect prior to December 31, 2006 and to provide any substitute director and the officers of Protalix Ltd. with similar indemnification agreements. We further agreed that any provision of Protalix Ltd.’s charter documents that relate to exculpation and indemnification of officers and directors of Protalix Ltd. will not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights of the directors and officers, unless such modification is required by any applicable law.

Under Israeli law, an Israeli company may not exculpate an office holder from liability for a breach of the duty of loyalty of the office holder. An Israeli company may exculpate an office holder in advance from liability, in whole or in part, for damages caused due to a breach of duty of care owed to the company (other than in the event that such liability arises out of a breach of duty of care to the company upon distribution) but only if a provision authorizing such exculpation is inserted in its articles of association. Protalix Ltd.’s articles of association include such a provision.

An Israeli company may indemnify an office holder in respect of certain liabilities or expenses either in advance of an event or following an event provided a provision authorizing such indemnification is inserted in its articles of association. Protalix Ltd.’s articles of association contain such an authorization. An Israeli company may indemnify an office holder against the following liabilities or expenses incurred for acts performed as an office holder:

(A)          financial liability imposed on or incurred by him or her in favor of another person pursuant to a judgment, settlement or arbitrator’s award approved by a court;

(B)          reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or with regard to a monetary sanction;

(C)          reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for a crime that does not require proof of criminal intent; and

(D)          A payment which the office holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law, 5278-1968, as amended (“Israeli Securities Law”), and reasonable litigation expenses, including attorneys’ fees, that the office holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Israeli Securities Law.

An undertaking provided in advance by an Israeli company to indemnify an office holder with respect to (A), as abovementioned, must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria. We are permitted to provide an office holder advanced payments to cover expenses covered under (D) above.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder:

•	a breach of duty of care to the company or to a third party;
•	a breach of duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not be detrimental to the interests of the company;
•	a financial liability imposed on the office holder in favor of a third party in respect of an act performed in his or her capacity as an office holder; and

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•	A payment which the office holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law and reasonable litigation expenses, including attorneys’ fees, that the office holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Israeli Securities Law.

An Israeli company may not insure, indemnify or exculpate an office holder against any of the following:

•	a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not be detrimental to the interests of the company;
•	a grossly negligent or intentional violation of an office holder’s duty of care;
•	an act or omission committed with intent to derive illegal personal benefit; or
•	a fine, civil fine, monetary sanction or ransom levied against the office holder.

Under the Israeli law, exculpation, indemnification, and insurance of office holders must be approved by the board of directors of Protalix Ltd. and, in respect of directors of Protalix Ltd., also by the shareholders of Protalix Ltd. Such approvals were properly obtained.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. With respect to insurance and indemnification for liabilities and expenses arising under the Israeli Securities Law, such insurance and indemnification is permissible only to the extent described in this Item 6.

We also have purchased insurance in the aggregate amount of $1,000,000 for our directors and officers against all of the costs of such indemnification or against liabilities arising from acts or omissions of the insured person in cases where we may not have power to indemnify the person against such liabilities. Such policy will be in a run-off “tail” coverage phase as of December 31, 2006 and will cover those individuals who were our officers and directors prior to the merger we effected on such date for a period of six-years after such individual resigned his or her position with our company.

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Item 16. List of Exhibits.

Number	Description

1.1*	Form of Underwriting or Purchase Agreement
4.1*	Form of Certificate of Designation for Preferred Stock
4.2*	Form Specimen of Certificate representing Preferred Stock
4.3	Indenture for Senior Securities
4.4	Indenture for Subordinated Securities
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant
5.1**	Opinion of Morrison & Foerster LLP as to the validity of the securities registered hereunder
12.1	Statement regarding Computation of Ratios
23.1**	Consent of Kesselman & Kesselman, Certified Public Accountants (Israel), a member firm of Pricewaterhouse Coopers International Limited, an independent registered public accounting firm
23.2**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page hereto)
25.1*	Statement of eligibility of Trustee for Indenture for Senior Securities
25.2*	Statement of eligibility of Trustee for Indenture for Subordinated Securities

* To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.

** Previously filed.

Item 17. Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 27th day of November, 2015.

PROTALIX BIO THERAPEUTICS, INC.

By:	/s/ Yossi Maimon
Yossi Maimon
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

/s/ *	President and Chief Executive	November 27, 2015
Moshe Manor	Officer (Principal Executive Officer) and Director

/s/ Yossi Maimon	Chief Financial Officer, Treasurer and Secretary	November 27, 2015
Yossi Maimon	(Principal Financial and Accounting Officer)

/s/ *	Chairman of the Board of Directors	November 27, 2015
Shlomo Yanai

/s/ *	Director	November 27, 2015
Zeev Bronfeld

/s/ *	Director	November 27, 2015
Amos Bar-Shalev

/s/ *	Director	November 27, 2015
Yodfat Harel Buchris

/s/ *	Director	November 27, 2015
Roger D. Kornberg, Ph.D.

/s/ *	Director	November 27, 2015
Aharon Schwartz, Ph.D.

*By:	/s/ Yossi Maimon
Yossi Maimon Attoney-in-Fact

*

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EXHIBIT INDEX

Number	Description

1.1*	Form of Underwriting or Purchase Agreement
4.1*	Form of Certificate of Designation for Preferred Stock
4.2*	Form Specimen of Certificate representing Preferred Stock
4.3	Indenture for Senior Securities
4.4	Indenture for Subordinated Securities
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant
5.1**	Opinion of Morrison & Foerster LLP as to the validity of the securities registered hereunder
12.1	Statement regarding Computation of Ratios
23.1**	Consent of Kesselman & Kesselman, Certified Public Accountants (Israel), a member firm of Pricewaterhouse Coopers International Limited, an independent registered public accounting firm
23.2**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page hereto)
25.1*	Statement of eligibility of Trustee for Indenture for Senior Securities
25.2*	Statement of eligibility of Trustee for Indenture for Subordinated Securities

*    To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.

**  Previously filed.